Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 24, 2014, relating to the financial statements and financial highlights of GMO Benchmark-Free Fund, GMO Implementation Fund, GMO Special Situations Fund, GMO Systematic Global Macro Opportunity Fund (formerly GMO Alternative Asset Opportunity Fund), and GMO World Opportunity Overlay Fund, which appear in the February 28, 2014 Annual Reports to Shareholders and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

Boston, Massachusetts

June 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO High Quality Short-Duration Bond Fund, under the headings “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

Boston, Massachusetts

June 25, 2014

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